EXHIBIT 10.31
CURIS, INC.
AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN
The following constitute the provisions of the Amended and Restated 2010 Employee Stock Purchase Plan of Curis, Inc.

1.Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with opportunities to purchase shares of Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the regulations promulgated thereunder. The provisions of the Plan, accordingly, shall be construed consistent therewith.

2.Definitions.

(a)	“Acquisition Price” shall have the meaning given such term in Section 18(b)(2) of the Plan.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Committee” shall have the meaning given such term in Section 13 of the Plan.

(e)	“Common Stock” shall mean the common stock, par value $0.01, of the Company.

(f)	“Company” shall mean Curis, Inc.

(g)
“Compensation” shall mean the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board.

(h)	“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i)	“Enrollment Date” shall mean the first day of each Offering Period.

(j)	“Exercise Date” shall mean the last day of each Purchase Period.

(k)
“Fair Market Value” shall mean, as of any date, (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clause (a), (b) and (c) above shall be the reported price for the next preceding day on which sales were made.

(l)
“Offering Period” shall mean the period of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after June 15 and December 15 of each year and terminating on the last Trading Day in the period ending twenty-four (24) months later. The duration and timing of an Offering Period may be changed pursuant to Section 4 of this Plan.

(m)	“Option Shares” shall have the meaning given such term in Section 7 of the Plan.

(n)	“Participant” shall have the meaning given such term in Section 5(a) of the Plan.

(o)	“Plan” shall mean this Amended and Restated 2010 Employee Stock Purchase Plan.

(p)
“Purchase Period” shall mean the period commencing the day after an Exercise Date and ending on the Trading Day closest to the day that is six (6) months after the preceding Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the Trading Day that is six (6) months after the Enrollment Date. The duration and timing of Purchase Periods may be changed pursuant to Section 4 of the Plan.

(q)
“Purchase Price” shall mean, unless the Board determines otherwise, an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(r)	“Reorganization Event” shall have the meaning given such term in Section 18(b)(i) of the Plan.

(s)	“Subsidiary” shall mean any present or future subsidiary corporation as defined in Section 424(f) of the Code.

(t)	“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.Eligibility.

(a)
All employees of the Company, including directors who are employees, and all employees of any Designated Subsidiary are eligible to participate in any one or more of the offerings to purchase Common Stock under the Plan provided that:

(i)	they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(ii)	they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

(iii)	they are employees of the Company or a Designated Subsidiary on the on a given Enrollment Date.

(b)
Any provisions of the Plan to the contrary notwithstanding, no employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the event that an employee may not be granted an option under the Plan because of the foregoing restrictions, the employee shall be granted an option to purchase the maximum number of shares that would not violate the foregoing restrictions.

(c)	The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

4.Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 15 and December 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods and Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval.

5.Participation.

(a)
An eligible employee may become a participant in the Plan (a “Participant”) by completing a payroll deduction authorization form in the form designated by the Company from time to time and filing it at least fifteen (15) days prior to the applicable Enrollment Date with the Company’s payroll office or such other office as the Company may direct.

(b)
The payroll deduction authorization form will authorize a regular payroll deduction from the Compensation received by the employee during the Offering Period. Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

6.Payroll Deductions.

(a)
At the time a Participant files his or her payroll deduction authorization form, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. Such payroll deductions shall be in whole percentages only. The Board may, at its discretion, designate a lower maximum contribution rate. Payroll deductions may be at a rate of between 1% and 15% of Compensation with any change in Compensation during the Offering Period to result in an automatic corresponding change in the dollar amount withheld. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board.

(b)	All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

(c)
A Participant may increase, decrease or discontinue his or her payroll deduction during any Offering Period, by filing a new payroll deduction authorization form. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. If a Participant elects to discontinue payroll deductions during an Offering Period, but does not elect to withdraw his or her funds pursuant to Section 10, funds deducted prior to such election to discontinue will be applied to the purchase of Common Stock on the next occurring Exercise Date. A Participant’s payroll deduction authorization form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)
At the time the option (as described in Section 7) is exercised, in whole or in part, or at the time any of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or other disposition of Common Stock by the Participant.

7.Grant of Option.

(a)	On the Enrollment Date of each Offering Period, each eligible employee participating in such Offering Period shall be granted an option to purchase (at the applicable Purchase

Price) up to a whole number of shares of the Common Stock the (“Option Shares”) determined by dividing $50,000 by the Fair Market Value of a share of Common Stock on the Enrollment Date (subject to any adjustment pursuant to Section 18), and provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The option shall be exercisable as to 25% of the Option Shares on each Exercise Date during the Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period following the purchase of shares pursuant to Section 8.

(b)
To the extent permitted by any applicable laws, regulations, or rules of the established stock exchange, national market system, or over-the-counter market on which the Common Stock trades, if the Fair Market Value of the Common Stock on the Enrollment Date of the next Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of any current Offering Period, then all Participants in such current Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on the Exercise Date and shall be automatically re-enrolled in the next Offering Period as of the first day thereof.

8.Exercise of Option.

(a)
Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on each Exercise Date during the Offering Period, and a number of full shares not exceeding the number of shares as to which such Participant’s option is exercisable on such Exercise Date shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any balance remaining in a Participant’s payroll deduction account at the end of a Purchase Period will be automatically refunded to the Participant, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the Participant’s payroll deduction account for the following Purchase Period or Offering Period, unless the employee elects not to participate in the next Purchase Period or Offering Period, in which case the balance in the employee’s account shall be refunded. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9.Delivery. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the Participant, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the Participant. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing certificates.

10.Withdrawal; Termination of Employment.

(a)
A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form designated by the Company. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new payroll deduction authorization form.

(b)
Upon a Participant’s ceasing to be an employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such Participant’s option shall be automatically terminated. If, prior to the last day of the Offering Period, the Designated Subsidiary by which the employee is employed shall cease to be a Subsidiary of the Company, or if the employee is transferred to a Subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for purposes of this Plan.

(c)
A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

11.Interest. Interest will not be paid on any Participant accounts, except to the extent that the Board, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

12.Stock.

(a)
The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 10,000,000 shares, subject to adjustment as provided in Section 18(a) hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)
The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised and then only with respect to the Option Shares actually purchased for the account of the Participant.

13.Administration.

(a)
The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board (a “Committee”). The Board or its Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive. Any reference to the authority of the Committee to act under this Plan shall be contingent upon the Board having delegated such authority to the Committee. All references to the Board contained herein shall also refer to its Committee, as applicable.

(b)
Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

14.Designation of Beneficiary.

(a)
A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)
Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.Reports. Individual accounts shall be maintained for each Participant in the Plan in the form and on the basis determined by the Company.

18.Adjustments for Changes in Common Stock and Certain Other Events.

(a)
Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Sections 3 and 7, and (iii) the Purchase Price shall be equitably adjusted to the extent determined by the Board.

(b)Reorganization Events.

(i)
Definition. A “Reorganization Event” shall mean: (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (B) any transfer or disposition of all of the Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (C) any liquidation or dissolution of the Company.

(ii)
Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to outstanding options on such terms as the Board determines: (A) provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to Participants, provide that all outstanding options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (C) upon written notice to Participants, provide that all outstanding options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (D) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Offering Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (1) (i) the Acquisition Price times (ii) the number of shares of Common Stock that the Participant’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Purchase Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Purchase Price under Section 2(r) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Sections 3 and 7, minus (2) the result of multiplying such number of shares by such Purchase Price, (E) provide that, in connection with a liquidation or dissolution of the Company, options shall convert into the right to receive liquidation proceeds (net of the Purchase Price thereof) and (vi) any combination of the foregoing.

(iii)
For purposes of clause (b)(ii)(A) above, an option shall be considered assumed if, following consummation of the Reorganization Event, the replacement option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

19.Amendment or Termination. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (i) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (ii) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code. This Plan may be terminated at any time by the Board. Upon termination of the Plan all amounts in the accounts of Participants shall be promptly refunded.

20.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.Effective Date. The Plan shall become effective upon, and the first Offering Period hereunder shall begin on, June 15, 2017, subject to the Plan’s earlier adoption by the Board and approval by the shareholders of the Company as required by Section 423 of the Code.

23.Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on an established stock exchange or quotation on a national market system or an over the counter market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of such stock.

24.Governing Law. The Plan shall be governed by the laws of the Commonwealth of Massachusetts except to the extent that such law is preempted by federal law.

25.Source of Shares. Shares may be issued upon exercise of an option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

26.Notification Upon Sale of Shares. Each employee agrees, by participating in the Plan, to promptly give notice to the Company of any disposition of shares purchased under the Plan where such disposition occurs within two years after the Enrollment Date with respect to the option pursuant to which such shares were purchased or within one year of the date of exercise of such option pursuant to which such shares were purchased.

27.Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable options.

28.Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

Adopted by the Board of Directors
on April 6, 2010

Approved by the stockholders on
June 3, 2010 Amended and Restated by the Board of Directors on March 27, 2017 Approved by the stockholders on May 16, 2017

AMENDMENT NO. 1 TO
CURIS, INC.
AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 1 (the “Amendment”) is made to the Amended and Restated 2010 Employee Stock Purchase Plan (the “ESPP”) of Curis, Inc. (the “Company”), which was adopted by the Board of Directors of the Company on March 27, 2017 and approved by its stockholders on May 16, 2017.

1.	Section 3(b) of the ESPP is amended and restated in its entirety to read as follows:
Any provisions of the Plan to the contrary notwithstanding, no employee shall be granted an option under the Plan to the extent that, immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary. In the event that an employee may not be granted an option under the Plan because of the foregoing restriction, the employee shall be granted an option to purchase the maximum number of shares that would not violate the foregoing restriction.

2.	Section 7(a) of the ESPP is amended and restated in its entirety to read as follows:
On the Enrollment Date of each Offering Period, each eligible employee participating in such Offering Period shall be granted an option to purchase (at the applicable Purchase Price) up to a whole number of shares of the Common Stock the (“Option Shares”) determined by dividing $100,000 by the Fair Market Value of a share of Common Stock on the Enrollment Date (subject to any adjustment pursuant to Section 18), provided that such purchase shall be subject to the limitation set forth in Section 12 hereof. The option shall be exercisable as to 25% of the Option Shares on each Exercise Date during the Offering Period. Any provisions of the Plan to the contrary notwithstanding, subject to Section 423(b)(8) of the Code, no eligible employee will be permitted to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time the option is granted) for each calendar year in which any option granted to the eligible employee under such an employee stock purchase plan is outstanding at any time. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period following the purchase of shares pursuant to Section 8.

Except as herein provided, all other terms and conditions of the ESPP remain unchanged and in full force and effect. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the ESPP.

This Amendment was adopted by the Board of Directors of the Company on December 12, 2017.